UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 30, 2015

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

231 N. Martingale Rd., Schaumburg, IL	60173
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2015, Career Education Corporation (the “Company”) issued a press release announcing the selection of Todd S. Nelson, age 56, as the Company’s President and Chief Executive Officer. Mr. Nelson is expected to assume his position on August 12, 2015, and will also be appointed to the Company’s board of directors effective on that date. Mr. Nelson will succeed Ronald D. McCray, who is currently serving as Chairman of the Board and Interim President and Chief Executive Officer. Mr. McCray will maintain his role as Chairman of the Board upon the relinquishment of his President and Chief Executive Officer responsibilities when Mr. Nelson’s employment with the Company commences.

Mr. Nelson served as a director of Education Management Corporation from February 2007 through November 2013, including serving as Chairman of the Board of Directors from August 2012 until November 2013. He was also Education Management Corporation’s Chief Executive Officer from February 2007 to August 2012, and its President from February 2007 to December 2008. Mr. Nelson worked as an independent consultant after departing Education Management Corporation and from January 2006 through January 2007. Mr. Nelson worked for Apollo Group, Inc. (now known as Apollo Education Group, Inc.) from 1987 through January 2006. Mr. Nelson served in various roles with Apollo Group, Inc., including serving as President from February 1998 until January 2006, Chief Executive Officer from August 2001 until January 2006, and Chairman of the Board from June 2004 until January 2006. Mr. Nelson was a member of the faculty at the University of Nevada at Las Vegas from 1983 to 1984.

There are no arrangements between Mr. Nelson and any other person pursuant to which he was selected to become Chief Executive Officer of the Company. Mr. Nelson does not have any family relationship with any executive officer or director of the Company, or with any person selected to become an officer or director of the Company. Other than the Letter Agreement (described below), neither Mr. Nelson nor any member of his immediate family is a party to any transactions or proposed transactions with the Company.

A copy of the Company’s press release is furnished herewith and attached as Exhibit 99.1.

In connection with Mr. Nelson’s appointment as President and Chief Executive Officer, the Company and Mr. Nelson have entered into a letter agreement dated July 30, 2015 (the “Letter Agreement”), pursuant to which, upon commencement of his employment with the Company (the “Commencement Date”), Mr. Nelson will be paid an annual base salary of $770,000 and will be eligible to receive an annual bonus (“Annual Bonus”) under the Company’s Annual Incentive Award Program targeted at 100% of his base salary (with a maximum payout level of 200% of target). For 2015, Mr. Nelson’s Annual Bonus will be at least equal to 100% of his target Annual Bonus, pro-rated based on the portion of year he is employed with the Company. Additionally, on or about the Commencement Date, Mr. Nelson will receive a sign-on award comprised of:

•	A lump sum cash payment in the amount of $1,000,000. The after tax amount of the cash sign-on award is subject to repayment by Mr. Nelson if his employment is terminated by the Company for Cause or he terminates his employment other than for Good Reason (as such terms are defined in the Letter Agreement) during the first year of his employment with the Company.

•	An award of cash-settled restricted stock units (“RSUs”) with a value at grant of $1,750,000, which will vest 50% on September 14, 2016 and 50% on September 14, 2017. Although issued outside of the Career Education Corporation 2008 Incentive Compensation Plan (the “2008 Plan”), these RSUs will contain other terms and conditions generally consistent with RSUs granted to other executive officers under the 2008 Plan.

As a result of the sign-on award, Mr. Nelson will not be entitled to reimbursement of any commuting, living or relocation expenses from the Company.

The Letter Agreement further provides that on the Commencement Date (or later if the Commencement Date is during a trading blackout period), Mr. Nelson will receive the following long-term incentive awards under the 2008 Plan:

•	A stock option award with a value at grant of $600,000, which will have an exercise price equal to the closing price of the Company’s common stock on the grant date, and will vest in four equal annual installments commencing on September 14, 2016.

•	An award of RSUs with a value at grant of $400,000, half of which will be cash-settled and half of which will be stock-settled. These RSUs will vest in four equal annual installments commencing on September 14, 2016. The cash-settled portion of these RSUs will include a payment cap to ensure compliance with certain limits set forth in the 2008 Plan.

•	A cash-settled performance unit award with a target value of $1,000,000 (with a maximum payout of 200% of such amount) that will vest on December 31, 2017, based on the Company’s total shareholder return relative to a peer group of companies over the three-year period ending December 31, 2017.

Except as set forth below, the other terms of the above long-term incentive awards are materially consistent with similar awards the Company granted to other executives and employees in March, 2015. Upon termination of Mr. Nelson’s employment by the Company without Cause, or if he terminates his employment for Good Reason and not as a result of his death or Disability (as such terms are defined in the Letter Agreement), (a) the stock options and RSUs granted as part of the long-term incentive awards shall become fully vested, the RSUs shall be paid or settled, as applicable, within 30 days, and the stock options shall remain outstanding for three years after such termination, but not beyond the ten-year term of the options, (b) the performance units shall become vested and a prorated amount shall be paid to Mr. Nelson following the end of the performance period based on actual performance, and (c) if such termination occurs within 18 months following a Change in Control (as defined in the 2008 Plan), the performance units shall become vested and promptly paid based on the greater of target performance or actual performance as of the date of the Change in Control. If Mr. Nelson’s employment is terminated due to his death or Disability (as defined in the Letter Agreement), then (i) the stock options and RSUs granted as part of the long-term incentive awards shall become fully vested, the RSUs shall be paid or settled, as applicable, within 30 days, and the stock options shall remain outstanding for one year after such termination, but not beyond the ten-year term of the options, and (b) the performance units shall become vested and paid at target performance levels. In the event of Mr. Nelson’s retirement (as defined in the 2008 Plan), the stock options granted as part of the long-term incentive awards shall remain outstanding for three years following the date of his termination, but not but not beyond the ten-year term of the options.

In addition, in the event Mr. Nelson’s employment is terminated by the Company without Cause or by Mr. Nelson for Good Reason, the Letter Agreement provides for Mr. Nelson’s participation in the Company’s Executive Severance Plan with eligibility for payments thereunder based on the sum of two times Mr. Nelson’s annual base salary and two times his target Annual Bonus, subject to satisfaction of such plan’s relevant requirements. In addition, subject to the satisfaction of the requirements of the Executive Severance Plan, in the event Mr. Nelson’s employment is terminated by the Company without Cause or by Mr. Nelson for Good Reason, the Letter Agreement provides that Mr. Nelson will receive a prorated bonus for the year of termination, paid at the time when such bonus are paid to other executive employees of the Company and based on actual performance.

Under the Letter Agreement, Mr. Nelson is subject to confidentiality and non-disparagement covenants during and after his employment with the Company terminates. Mr. Nelson is also subject to non-competition and employee and customer non-solicitation covenants both during and for a period of two years following termination of his employment.

The description of the Letter Agreement contained herein does not purport to be complete and is qualified in its entirety by reference the Letter Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

The description of the Cash-Settled Restricted Stock Unit Agreements, Stock-Settled Restricted Stock Unit Agreements, Non-Qualified Stock Option Agreement and the Performance Unit Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the award agreements, which are attached hereto as Exhibits 10.2 to 10.6 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibits

10.1	Letter Agreement between the Company and Todd Nelson dated July 30, 2015

10.2	Form of Cash-Settled Restricted Stock Unit Agreement between the Company and Todd Nelson pursuant to the 2008 Plan

10.3	Form of Cash-Settled Restricted Stock Unit Agreement between the Company and Todd Nelson

10.4	Form of Stock-Settled Restricted Stock Unit Agreement between the Company and Todd Nelson pursuant to the 2008 Plan

10.5	Form of Non-Qualified Stock Option Agreement between the Company and Todd Nelson pursuant to the 2008 Plan

10.6	Form of Performance Unit Agreement between the Company and Todd Nelson pursuant to the 2008 Plan

99.1	Press release of the Company dated July 31, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Jeffrey D. Ayers
Jeffrey D. Ayers

Senior Vice President, General Counsel and Corporate Secretary

Dated:	July 31, 2015

Exhibit Index

Exhibit Number	Description of Exhibits

10.1	Letter Agreement between the Company and Todd Nelson dated July 30, 2015

10.2	Form of Cash-Settled Restricted Stock Unit Agreement between the Company and Todd Nelson pursuant to the 2008 Plan

10.3	Form of Cash-Settled Restricted Stock Unit Agreement between the Company and Todd Nelson

10.4	Form of Stock-Settled Restricted Stock Unit Agreement between the Company and Todd Nelson pursuant to the 2008 Plan

10.5	Form of Non-Qualified Stock Option Agreement between the Company and Todd Nelson pursuant to the 2008 Plan

10.6	Form of Performance Unit Agreement between the Company and Todd Nelson pursuant to the 2008 Plan

99.1	Press release of the Company dated July 31, 2015